Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ConocoPhillips Saving Plan of our reports dated February 25, 2010, with respect to the consolidated financial statements, condensed consolidating financial information and financial statement schedule of ConocoPhillips and the effectiveness of internal control over financial reporting of ConocoPhillips included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

Houston, Texas
December 8, 2010